To: All Follett Associates

From: Chris Traut

February 25, 2008

I am pleased to inform you that this morning we announced that we will be purchasing Varsity Group Inc., a leading online provider of textbooks and services to educational institutions around the country. The boards of directors for both companies have approved this agreement and fully support Follett’s purchase of Varsity Group. Because of the process involved in acquiring a public company, we presently expect the acquisition to be completed in the second quarter of calendar year 2008.

This is an exciting strategic development for our company because the acquisition would enable us to accelerate our involvement in the K-12 virtual bookstore market. Over a decade ago, Varsity and Follett were among the pioneering companies that developed online textbook sales and virtual bookstores.

Successfully completing the transaction would give us the opportunity build a leadership position in the virtual bookstore market by leveraging our K-12 school expertise and used-book business of Follett Educational Services, and the ecommerce infrastructure of the Follett Higher Education Group.

As part of our ongoing “One Follett” strategy of leveraging the resources of our corporation, we plan to integrate the Varsity Group business and our various existing virtual bookstore businesses under the business-to-consumer management team within our Higher Education Group.

Because of the importance of used books in this market, FES will play a key role in growing this business by building on its strong relationships across K-12 to help expand our virtual bookstore customer base and generate additional sales of used books.

More information about Varsity Group is available on the Corporate Link .

From now until the closing, please keep in mind that the business we are buying is still owned and operated by Varsity Group shareholders and management. For a variety of legal reasons, it is important that you do not discuss the transaction with Follett or Varsity Group customers and suppliers during this period unless you are asked to do so by the Follett acquisition team. Any inquiries from the media, including the trade press, should be forwarded directly to Tom Kline in River Grove at 708-437-2053.

Important note:

The tender offer described in this communication for the outstanding shares of Varsity Group Inc. has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer will be made only through an Offer to Purchase and the related Letter of Transmittal. We urge investors and security holders to read the following documents, when they become available, regarding the tender offer and

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acquisition, because they will contain important information: the VGI Acquisition Corp. Tender Offer Statement on Schedule TO including the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery; and the Varsity Group Inc. Solicitation Recommendation Statement on Schedule 14D-9.

These documents and amendments to these documents will be filed with the United States Securities and Exchange Commission when the tender offer commences. When these and other documents are filed with the SEC, they may be obtained for free at the SEC’s web site at http://www.sec.gov. Free copies of each of these documents (when available) can also be obtained from the information agent for the offer, which will be announced, or from Varsity Group Inc.

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Corporate Link Intranet announcement

Headline: Follett to Acquire Varsity Group Inc.

Copy: Today Follett announced an agreement to acquire Varsity Group Inc., a leading online provider of textbooks and services to educational institutions around the country.

A copy of the press release is available now on Follett’s external website.

Highlights of the transaction:

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Varsity Group is a public company on the NASDAQ, therefore, the merger will be accomplished through a tender offer in which Follett will offer Varsity Group’s shareholders $.20 for each share of stock they own.

•	Because of the process involved in acquiring a public company, we presently expect the acquisition to be completed in the second quarter of calendar year 2008.
•	This strategic acquisition is expected to provide the following benefits to customers of both Varsity Group and Follett:
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High schools will be able to provide parents and students with the most used-book purchase options available today through our Follett Educational Services inventory of K-12 used-books at the Woodridge facility.

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By leveraging the K-12 expertise and used book inventory of FES, and the ecommerce infrastructure and national textbook fulfillment and distribution capabilities of FHEG, Varsity Group customers should expect to receive more product choices backed by enhanced customer service and support.

•	Until the acquisition is completed, Varsity Group will continue to be operated by its current management team.
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Assuming the acquisition is successful, FHEG’s Wholesale organization will manage this business, and will partner with Follett Educational Services to help expand the K-12 customer base and create new sales opportunities for used books.

Background on virtual bookstores

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Virtual bookstores are online textbook and ecommerce sites used by a growing number of schools to provide an online source for parents and students to buy required school textbooks and course materials

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Over a decade ago, Varsity and Follett were among the pioneering companies that developed online textbook sales and virtual bookstores. Additional information about Varsity Group may be found at www.VarsityGroup.com

More information about this new opportunity will be provided when the transaction is completed.

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Important note:

The tender offer described in this communication for the outstanding shares of Varsity Group Inc. has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer will be made only through an Offer to Purchase and the related Letter of Transmittal. We urge investors and security holders to read the following documents, when they become available, regarding the tender offer and acquisition, because they will contain important information: the VGI Acquisition Corp. Tender Offer Statement on Schedule TO including the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery; and the Varsity Group Inc. Solicitation Recommendation Statement on Schedule 14D-9.

These documents and amendments to these documents will be filed with the United States Securities and Exchange Commission when the tender offer commences. When these and other documents are filed with the SEC, they may be obtained for free at the SEC’s web site at http://www.sec.gov. Free copies of each of these documents (when available) can also be obtained from the information agent for the offer, which will be announced, or from Varsity Group Inc.

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Message from Tom Christopher to FHEG associates:

Today Follett announced the acquisition of Varsity Group Inc., a company that’s a leader in the virtual bookstore market. Attached is a note from Chris Traut about the transaction, which includes the rationale behind our interest in Varsity Group.

This is great news for Follett Corporation, and a terrific opportunity for Follett Higher Education Group. This acquisition marks the second time in less than a month in which we’ve expanded the base of our current virtual bookstore business at FHEG. In keeping with the corporation’s “One Follett” approach to leveraging our resources for growth, we will be adding the virtual bookstores that have been managed by Follett Educational Services (FES). Now, with the acquisition of Varsity Group, we expect to add more capabilities and accounts to help us accelerate Follett’s growth in this market.

Given the parallels of Varsity to our own ecommerce business, we will have a number of opportunities to leverage our existing infrastructure and textbook distribution capabilities to build a leadership position in the virtual bookstore market. FES will play a key role in the long-term success of this business by providing us with critical insight about the K-12 market along with interested customers and access to their industry-leading used book inventory.

Assuming we successfully complete the transaction, our business-to-consumer Wholesale organization will manage and grow this business. The task of integrating the Varsity Group business following the eventual close of the transaction will rest with a transition team headed by David Hainline, senior vice president of Business Development and Strategic Planning for FHEG. Once the integration is complete, Fred Weber, senior vice president of Sales and Operations for FHEG Wholesale, will assume management accountability for the virtual bookstore business as part of Wholesale Services.

From now until the closing, please keep in mind that the business we are buying is still owned and operated by Varsity Group shareholders and management. For a variety of legal reasons, it is important that you do not discuss the transaction with Follett or Varsity Group customers and suppliers during this period unless you are asked to do so by the Follett acquisition team. Any inquiries from the media, including the trade press, should be forwarded directly to Tom Kline in River Grove at 708-437-2053.

Important note:

The tender offer described in this communication for the outstanding shares of Varsity Group Inc. has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer will be made only through an Offer to Purchase and the related Letter of Transmittal. We urge investors and security holders to read the following documents, when they become available, regarding the tender offer and acquisition, because they will contain important information: the VGI Acquisition Corp. Tender

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Offer Statement on Schedule TO including the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery; and the Varsity Group Inc. Solicitation Recommendation Statement on Schedule 14D-9.

These documents and amendments to these documents will be filed with the United States Securities and Exchange Commission when the tender offer commences. When these and other documents are filed with the SEC, they may be obtained for free at the SEC’s web site at http://www.sec.gov. Free copies of each of these documents (when available) can also be obtained from the information agent for the offer, which will be announced, or from Varsity Group Inc.

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Message from Bob Mallo to FEDG associates:

Today Follett announced the acquisition of Varsity Group, a company that’s a leader in the virtual bookstore market. Attached is a note from Chris Traut about the transaction, which includes the rationale behind our interest in Varsity Group.

This is great news for Follett Corporation, and a terrific opportunity for Follett Educational Services. As part of our “One Follett” strategy of leveraging our resources as a company, we recently announced that we will be transferring to Follett Higher Education Group the operating accountability for the virtual bookstores that FES had acquired as part of our FY07 asset purchase of Academic Book Services.

The decision puts the company in position to significantly expand and strengthen our presence in this market by combining our K-12 virtual bookstores with the hundreds of Varsity Group accounts under one management structure. As a key part of this strategy, FES will play a critical role in the future success of this business by building on its extensive relationships across the K-12 market to expand the Follett’s virtual bookstore customer base and increase the sale of used books through this channel.

As this business develops, I expect there will many more opportunities for each of our businesses within FEDG to support the growth of Follett’s presence in this market.

From now until the closing, please keep in mind that the business we are buying is still owned and operated by Varsity Group shareholders and management. For a variety of legal reasons, it is important that you do not discuss the transaction with Follett or Varsity Group customers and suppliers during this period unless you are asked to do so by the Follett acquisition team. Any inquiries from the media, including the trade press, should be forwarded directly to Tom Kline in River Grove at 708-437-2053.

Important note:

The tender offer described in this communication for the outstanding shares of Varsity Group Inc. has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer will be made only through an Offer to Purchase and the related Letter of Transmittal. We urge investors and security holders to read the following documents, when they become available, regarding the tender offer and acquisition, because they will contain important information: the VGI Acquisition Corp. Tender Offer Statement on Schedule TO including the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery; and the Varsity Group Inc. Solicitation Recommendation Statement on Schedule 14D-9.

These documents and amendments to these documents will be filed with the United States Securities and Exchange Commission when the tender offer commences. When these and other documents are filed with the SEC, they may be obtained for free at the SEC’s web site at http://www.sec.gov. Free copies of each of these documents (when available) can also be

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obtained from the information agent for the offer, which will be announced, or from Varsity Group Inc.

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Message from Chuck Follett to FTSIG associates:

(attach Chris Traut letter to associates)

Today Follett announced the acquisition of Varsity Group, a company that’s a leader in the virtual bookstore market. Attached is a note from Chris Traut about the transaction, which includes the rationale behind our interest in Varsity Group.

This is great news for Follett Corporation, and a terrific example of cross-business involvement in growing our ecommerce and digital capabilities. We recently entered this market with the FY07 asset purchase of Academic Book Services, which included a small number of virtual bookstore accounts that FES had been managing until recently. Those accounts have been transferred to Follett Higher Education Group, which now has the accountability to leverage its existing virtual bookstore operations, ecommerce infrastructure and textbook distribution capabilities to grow the business.

Here’s where the “One Follett” cross-business involvement comes in. In addition to sharing knowledge of the K-12 customer base to FHEG, FES will provide access to K-12 customers and its used-book inventory, which will give virtual bookstore customers the most used-textbook choices in the industry today. In addition, it is likely that over time, our own FTSIG digital products, services and solutions may come into play as well as the company’s works to expand our presence and sales activity in the virtual bookstore space.

Once the transaction and subsequent integration is complete, Fred Weber, senior vice president of Sales and Operations for FHEG Wholesale, will assume management accountability for the business.

Important note:

The tender offer described in this communication for the outstanding shares of Varsity Group Inc. has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer will be made only through an Offer to Purchase and the related Letter of Transmittal. We urge investors and security holders to read the following documents, when they become available, regarding the tender offer and acquisition, because they will contain important information: the VGI Acquisition Corp. Tender Offer Statement on Schedule TO including the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery; and the Varsity Group Inc. Solicitation Recommendation Statement on Schedule 14D-9.

These documents and amendments to these documents will be filed with the United States Securities and Exchange Commission when the tender offer commences. When these and other documents are filed with the SEC, they may be obtained for free at the SEC’s web site at http://www.sec.gov. Free copies of each of these documents (when available) can also be obtained from the information agent for the offer, which will be announced, or from Varsity Group Inc.

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